Exhibit 1.01

Cypress Semiconductor Corporation

Conflict Minerals Report

For The Calendar Year Ended December 31, 2014

This Conflict Minerals Report (the “Report”) for Cypress Semiconductor Corporation (the “Company,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2014. Rule 13p-1 requires the disclosure of certain information by companies that manufacture or contract to manufacture products that use minerals specified in Rule 13p-1 that are necessary to the functionality or production of these products. These minerals are columbite-tantalite (coltan), cassiterite, wolframite, gold, or their derivatives, which the SEC has limited to tantalum, tin, tungsten and gold (collectively, the “Minerals”).

Semiconductor and other products that we manufacture contain the Minerals. We do not have direct relationships with the originating mines or smelters of the Minerals that are used in our products. Due to the depth of the supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Consequently, we rely on our direct suppliers as well as industry initiatives for source information on the Minerals in our products.

For the reporting period from January 1 to December 31, 2014, we conducted reasonable country of origin (RCOI) activities followed by due diligence investigations to determine the source and chain of custody of the Minerals that are necessary to the functionality or production of products that we manufactured or contracted to manufacture.

Based on the due diligence performed as a result of our RCOI, we determined that our products are conflict undeterminable. Where we were able to obtain data on the origin of the Minerals, all suppliers reporting the use of Minerals sourced from the Covered Countries were verified as conflict free by the Conflict-Free Sourcing Initiative’s (CFSI) Conflict-Free Smelter Program. We therefore, have no reason to believe that the Minerals used in our products supported armed groups in the Covered Countries.

Company Overview

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include our flagship PSoC® 1, PSoC 3, PSoC 4, and PSoC 5 programmable system-on-chip families. Cypress is the world leader in capacitive user interface solutions including CapSense® touch sensing, TrueTouch® touchscreens, and trackpad solutions for notebook PCs and peripherals. Cypress is also a significant participant in Universal Serial Bus (USB) controllers, which enhance connectivity and performance in a wide range of consumer and industrial products. Cypress is also the world leader in static random access memory (SRAM) and nonvolatile RAM memories. Cypress serves numerous major markets, including industrial, mobile handsets, consumer, computation, data communications, automotive, industrial, and military. We conducted an analysis of our products and found that the Minerals can be found in our products.

On March 12, 2015, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of December 1, 2014, by and among Cypress and Spansion Inc. (“Spansion”), a subsidiary of Cypress merged with and into Spansion (the “Merger”) with Spansion surviving the Merger as a wholly-owned subsidiary of Cypress.

Spansion is a leading designer, manufacturer and developer of embedded systems solutions. Spansion’s Flash memory, microcontroller, analog and mixed-signal products drive the development of high performance, intelligent and energy-efficient electronics. The embedded markets Spansion focuses on are transportation, industrial, consumer, communications and gaming. Spansion’s embedded solutions are incorporated in products manufactured by leading OEMs. Spansion’s Flash memory portfolio includes non-volatile memory NOR and NAND products targeted specifically to the embedded market. Spansion’s product portfolio for the microcontroller business includes general-purpose and application- specific 8-, 16- and 32-bit MCUs for a wide range of consumer, automotive, industrial, medical and other applications. Spansion’s analog products range from PMICs and intelligent, single-chip LED driver ICs to energy harvesting solutions. Spansion both manufactures products directly and contracts with suppliers to manufacture products. Spansion conducted an analysis of its products and found that the Minerals can be found in its products.

Cypress also has the following two majority-owned subsidiaries:

AgigA Tech, Inc. (“AgigA”) is an industry pioneer in the development of high-speed, high-density, battery-free non-volatile memory solutions. Its flagship product, AGIGARAM®, merges NAND Flash, DRAM and an ultracapacitor power source into a highly reliable non-volatile memory subsystem, delivering unlimited read/write performance at RAM speeds, while also safely backing up all data when power is interrupted. AgigA conducted an analysis of its products and found that the Minerals can be found in its products.

Deca Technologies Inc. (“Deca”) has pioneered a breakthrough approach to wafer level packaging and interconnect technology inspired by SunPower Corporation’s unique solar wafer fabrication methodology. Deca’s initial product offering includes a series of wafer level chip scale packaging (WLCSP) solutions serving several of the top 25 semiconductor producers. Deca’s approach enables industry-leading cycle times, flexibility and value for WLCSP, which is one of the semiconductor industry’s fastest growing electronic interconnect technologies. Certain Deca processes contain tin and tungsten.

As required by Rule 13p-1, even though the merger with Spansion closed after January 1, 2015, this Report covers due diligence and related activities of Cypress and its subsidiaries including Spansion. The RCOI and due diligence processes used by Cypress and Spansion were substantially similar unless otherwise noted below.

Conflict Minerals Program

Cypress is committed to working with our global supply chain to ensure compliance with Rule 13p-1. We have established a conflict minerals compliance program that is based on the framework established by the Organisation for Economic Co-operation and Development (OECD). Our company is fully engaged in implementing our conflict minerals compliance program.

We request our suppliers to provide their sourcing of the Minerals in accordance with current industry reporting formats and approved smelter lists. As we become aware of instances where Minerals in our supply chain have the potential to finance armed groups, as defined in the Rule 13p-1, we will work with our suppliers to find alternate conflict-free sources.

For additional information about our commitment to responsible sourcing and other human rights, see our Code of Business Conduct and Ethics and our EICC Code of Conduct Policy, both available on our corporate website. Our conflict minerals policy is also available on our website at www.cypress.com.

2. Reasonable Country of Origin Inquiry (RCOI)

It was not practicable to conduct a survey of all our suppliers. We believed a reasonable approach was to conduct a survey of the suppliers who represented the majority of our expenditures in 2014. In addition, we included suppliers where the nature of the component, or the location of the supplier, indicated that those components were more likely to contain the Minerals. We assessed our industry as well as other industries and confirmed that this risk-based approach is consistent with how many peer companies are approaching compliance.

Cypress conducted a RCOI of 100% of those suppliers supplying parts and materials potentially containing the Minerals used in the manufacturing process by our core semiconductor business. Cypress received responses from 100% of these suppliers surveyed for our core semiconductor business. We also surveyed suppliers for our non-core semiconductor business, but we were unable to survey 100% of these suppliers. To date, based on Cypress’s RCOI, Cypress had reason to believe that some of the Minerals may have originated in the DRC or the Covered Countries, and may not be from recycled or scrap sources. However, those Minerals in all cases that we are aware of, are sourced from smelters identified by the CFSI as “conflict free”.

Spansion conducted a RCOI on its Flash memory semiconductors and its microcontroller and analog business units. Spansion surveyed 100% of those suppliers supplying parts and materials potentially containing the Minerals used in the manufacturing process for these products. Spansion received responses from 100% of these suppliers surveyed for the Flash memory semiconductors, microcontroller and analog business units. We also surveyed suppliers for our evaluation board business, but we were unable to survey 100% of these suppliers. To date, based on Spansion’s RCOI, Spansion had reason to believe that some of the Minerals may have originated in the DRC or the Covered Countries, and may not be from recycled or scrap sources. However, those Minerals in all cases that we are aware of, are sourced from smelters identified by the CFSI as “conflict free”.

Suppliers of Cypress and Spansion were asked to utilize the Electronic Industry Citizenship Coalition/Global e-Sustainability Initiative (EICC/GeSI) Conflict Minerals Reporting Template to report on their usage and sourcing of materials containing the Minerals. The EICC/GeSI Conflict Minerals Reporting Template was developed by several of the world’s leading consumer electronics companies and is generally regarded as the most common reporting tool for conflict minerals content and sourcing information.

Design of Due Diligence Measures

The following are due diligence measures performed by the Company:

•	Communicated the Company’s policy on conflict minerals to direct suppliers and requested suppliers to commit to support the Company’s policy on preventing the purchase of Minerals that have the potential to finance armed groups in the Covered Countries.

•	Conducted follow-up communications concerning the commitments and requirements expected of the Company’s suppliers;

•	Made further inquiries to the Company’s direct suppliers with the goal of improving the Company’s understanding of their supply chains whenever responses appeared inaccurate, incomplete, or suspect; and

•	Reported to senior management on the status of the Company’s conflict minerals compliance program.

Supplier responses were evaluated for plausibility, consistency and gaps, both in terms of which products were stated to contain or not contain the Minerals, and the origin of the Minerals. We validated the information received from our suppliers, to the extent possible, using different procedures such as reviewing individual supplier responses for inconsistencies, comparing different supplier responses for inconsistencies, and checking the conflict-free status of smelters and refiners on the CFSI website.

We followed-up with the suppliers surveyed, to the extent possible, on missing and inconsistent information. Additional supplier correspondence was conducted to address issues, including implausible statements regarding no presence of the Minerals, incomplete data on EICC-GeSI Templates, responses that did not identify smelters or refiners, responses that indicated a sourcing location without complete supporting information from the supply chain, and organizations that were identified as smelter or refiners, but not verified as such through further analysis and research. In addition, we followed-up on cases where a supplier stated a smelter or refiner does not source from the Covered Countries, but the sourcing location (country of mine origin) is not a known reserve for the given metal. If a supplier did not provide the information requested, an escalation process was initiated.

Location of Smelters and Refiners

As part of the due diligence process we validated declarations on Minerals from an aggregate total of approximately 56 suppliers for Cypress, AgigA, Deca and Spansion. These validated declarations listed a total of approximately 166 smelters and refiners. Some of these suppliers provided information at a part number level and were able to specifically identify the smelters from which their Minerals were procured. The remainder of our suppliers provided their complete list of smelters, but were unable to identify the specific smelters from which the Minerals used for our products were procured. As many of the declarations we received are company-wide and not product specific, we believe these declarations may include smelters and refiners that do not provide the Minerals that are used in our products. Due to the many company-wide declarations and the multiple levels of suppliers in our supply chain we are unable to determine with certainty at this time a complete list of smelters and refiners listed in the validated declarations that actually provide the specific Minerals used in our products. However, we believe the smelters and refiners used in our products may include those listed on Exhibit A attached hereto.

Country of Origin

As many of the declarations are company-wide and not product specific, we believe these declarations may include countries of origin for the Minerals that may not be used in our products. Due to the many company-wide declarations and the multiple levels of suppliers in our supply chain we are unable to determine with certainty at this time a complete list of which countries of origin listed in the validated declarations actually provide the specific Minerals used in our products. However, we believe the countries of origin for the Minerals may include the following countries: Australia, Belgium, Bolivia, Brazil, Canada, Chile, China, Columbia, DRC, Ethiopia, Germany, Hong Kong, India, Indonesia, Japan, Malaysia, Mexico, Mozambique, Namibia, Nigeria, Peru, Poland, Portugal, Russian Federation, Rwanda, Sierra Leone, Spain, South Africa, Switzerland, Thailand, United States, Vietnam, and Zimbabwe.

3. Steps to be taken to mitigate future risk

We intend to take the following steps to improve the program and further mitigate any risk that the necessary Minerals in our products could benefit armed groups in the Covered Countries:

•	Communicate our expectations and information requirements to our direct suppliers;

•	Work with suppliers who provide incomplete or insufficient information in an effort to obtain complete and accurate information for 2015;

•	Monitor, track, and report on the progress of direct suppliers to senior management and executives; and

•	Monitor changes in supplier circumstances that may impact the sourcing information that is provided to the Company.

Over time, we anticipate that the amount of information globally available regarding the traceability and sourcing of the Minerals will increase.

FORWARD-LOOKING STATEMENTS

Statements relating to due diligence improvements are forward-looking in nature and are based on the Company’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of the Company’s control and which could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including the Company’s) are not incorporated by reference in, or considered to be a part of this Report, unless expressly incorporated by reference herein.

EXHIBIT A

SMELTER LISTS

Table 1: List of smelters and refineries utilized by Cypress in 2014

Material	Smelter/Refiner	Smelter ID
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	Argor-Heraeus SA	CID000077
Gold	Asahi Pretec Corporation	CID000082
Gold	Dowa	CID000401
Gold	Eco-System Recycling Co., Ltd.	CID000425
Gold	Heraeus Ltd. Hong Kong	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Johnson Matthey Inc	CID000920
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kennecott Utah Copper LLC	CID000969
Gold	Kojima Chemicals Co., Ltd	CID000981
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd	CID001149
Gold	Metalor Technologies SA	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	Nihon Material Co. LTD	CID001259
Gold	Ohio Precious Metals, LLC	CID001322
Gold	PAMP SA	CID001352
Gold	Rand Refinery (Pty) Ltd	CID001512
Gold	Royal Canadian Mint	CID001534
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	Tokuriki Honten Co., Ltd	CID001938
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Western Australian Mint trading as The Perth Mint	CID002030
Gold	CCR Refinery – Glencore Canada Corporation	CID000185
Tin	Alpha	CID000292
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295
Tin	CV United Smelting	CID000315
Tin	EM Vinto	CID000438
Tin	Fenix Metals	CID000468

Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CID000538
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Metallo-Chimique N.V.	CID002773
Tin	Minsur	CID001182
Tin	Operaciones Metalurgical S.A.	CID001337
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Bukit Timah	CID001428
Tin	PT DS Jaya Abadi	CID001434
Tin	PT Eunindo Usaha Mandiri	CID001438
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT TAMBANG TIMAH (BANKA)	CID001477
Tin	PT Timah (Persero) Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	Taboca	CID001173
Tin	Thaisarco	CID001898
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CID002158
Tin	Yunnan Tin Company, Ltd.	CID002180
Tungsten	A.L.M.T. Corp.	CID000004
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CID000258
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CID000769
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd	CID002082
Tantalum	H.C. Starck GmbH Laufenburg	CID002546
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck GmbH Goslar	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	CID002550
Tantalum	Mitsui Mining & Smelting	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemicals	CID001869
Tantalum	ULBA Metallurgical Plant JSC	CID001969

Table 2: List of smelters and refineries utilized by Spansion in 2014

Material	Smelter/Refiner	Smelter ID
Gold	Aida Chemical Industries Co. Ltd.	CID000019
Gold	Argor-Heraeus SA	CID000077
Gold	Asahi Pretec Corporation	CID000082
Gold	Asaka Riken Co Ltd	CID000090
Gold	CCR Refinery – Glencore Canada Corporation	CID000185
Gold	Dowa	CID000401
Gold	Eco-System Recycling Co., Ltd.	CID000425
Gold	Heraeus Ltd. Hong Kong	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Johnson Matthey Inc	CID000920
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kennecott Utah Copper LLC	CID000969
Gold	Kojima Chemicals Co., Ltd	CID000981
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies SA	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	Nihon Material Co. LTD	CID001259
Gold	Ohio Precious Metals, LLC	CID001322
Gold	Rand Refinery (Pty) Ltd	CID001512
Gold	Royal Canadian Mint	CID001534
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CID001622
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CID001916
Gold	Tokuriki Honten Co., Ltd	CID001938
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Western Australian Mint trading as The Perth Mint	CID002030
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	CID002100
Gold	Yokohama Metal Co Ltd	CID002129
Tin	Alpha	CID000292
Tin	Cooper Santa	CID000295
Tin	CV United Smelting	CID000315
Tin	EM Vinto	CID000438
Tin	Fenix Metals	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CID000538
Tin	China Tin Group Co., Ltd.	CID001070
Tin	Magnu’s Minerais Metais e Ligas LTDA	CID002468

Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Metallo Chimique	CID001143
Tin	Mineração Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	OMSA	CID001337
Tin	PT Bangka Putra Karya	CID001412
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Bukit Timah	CID001428
Tin	PT DS Jaya Abadi	CID001434
Tin	PT Eunindo Usaha Mandiri	CID001438
Tin	PT REFINED BANGKA TIN	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Tambang Timah	CID001477
Tin	PT Timah (Persero), Tbk	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	Rui Da Hung	CID001539
Tin	Soft Metais, Ltda.	CID001758
Tin	Thaisarco	CID001898
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CID002158
Tin	Yunnan Tin Company, Ltd.	CID002180
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CID000258
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Japan New Metals Co Ltd	CID000825
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd	CID002082
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck GmbH Goslar	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	CID002550
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemicals	CID001869
Tantalum	Ulba	CID001969